As filed with the Securities and Exchange Commission on October 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KEYSIGHT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4254555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 Fountaingrove Parkway

Santa Rosa, California 95403

(800) 829-4444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey K. Li

Senior Vice President, General Counsel and Secretary

1400 Fountaingrove Parkway

Santa Rosa, California 95403

(800) 829-4444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William B. Brentani

Daniel N. Webb

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

(650) 251-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

PROSPECTUS

KEYSIGHT TECHNOLOGIES, INC.

Common Stock

Preferred Stock

Senior Debt Securities

We may offer and sell any combination of the securities described in this prospectus in one or more series from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities. A prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus.

You should read this prospectus and any prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. We may sell the securities to or through underwriters, dealers, agents or other third parties, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases.

Our Common Stock is traded on the New York Stock Exchange under the symbol “KEYS.” Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 4 of this prospectus as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 1, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act using a “shelf” registration process. Under this shelf registration process, we may offer from time to time any combination of securities described in this prospectus in one or more offerings in amounts and with prices and other terms to be determined. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the terms of the particular securities to be offered. The prospectus supplements may also add, update, change or supersede information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement and any free writing prospectus, together with additional information incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement, as well as information described below under the heading “Where You Can Find More Information” before deciding whether to invest in any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional or different information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of any offer to buy any securities other than the securities to which they relate, nor do this prospectus and any applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus is accurate on any date other than the respective dates of such documents, as applicable, even though this prospectus, any applicable prospectus supplement or any applicable free writing prospectus is delivered or securities are sold on a later date.

Unless the context requires otherwise or unless the applicable prospectus supplement indicates otherwise, the terms “we,” “us,” “our” “Keysight” or the “Company” and similar terms refer to Keysight Technologies, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “assume,” “expect,” “intend,” “will,” “should,” “outlook” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could significantly affect our expected results and are based on certain key assumptions of our management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date such statements are deemed made. The forward-looking statements contained or incorporated by reference herein include, but are not limited to, predictions, future guidance, projections, beliefs, and expectations about the company’s trends, seasonality, cyclicality and growth in, and drivers of, the markets we sell into, our strategic direction, earnings from our foreign subsidiaries, remediation activities, new solution and service introductions, the ability of our solutions to meet market needs, changes to our manufacturing processes, the use of contract manufacturers, the impact of government regulations on our ability to conduct operations, our liquidity position, our ability to generate cash from operations, growth in our businesses, our investments, the potential impact of adopting new accounting pronouncements, our financial results, our purchase commitments, our contributions to our pension plans, the selection of discount rates and recognition of any gains or losses for our benefit plans, our cost-control activities, savings and headcount reduction recognized from our restructuring programs and other cost saving initiatives, and other regulatory approvals, the integration of our completed acquisitions and other transactions, our transition to lower-cost regions, and operations that involve risks and uncertainties that could cause our results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, impacts of global economic conditions such as inflation or recession, the existence of political or economic instability, uncertainty relating to national elections and election results in the United States; slowing demand for products or services; volatility in financial markets; reduced access to credit; increased interest rates; impacts of geopolitical tension and conflict in regions outside of the United States; the impacts of increased trade tension and tightening of export control regulations; the impact of new and ongoing litigation; impacts related to endemic and pandemic conditions; impacts related to net zero emissions commitments; customer purchasing decisions and timing; order cancellations; and the impact of volatile weather caused by environmental conditions such as climate change. Our actual results could differ materially from those expressed in or implied by these forward-looking statements. Risks and uncertainties that may cause actual results to differ materially from the forward-looking statements are discussed under the heading “Risk Factors” of this prospectus and any applicable prospectus supplement and in the documents incorporated by reference or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement, including our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. We assume no obligation to revise or update any forward-looking statement for any reason, except as required by law.

KEYSIGHT TECHNOLOGIES, INC.

Keysight Technologies, Inc. is a global innovator in the computing, communications and electronics market, committed to advancing our customers’ business success by helping them solve critical challenges in the development and commercialization of their products and services. Our mission, “accelerating innovation to connect and secure the world,” speaks to the value we provide our customers in a world of ever-increasing technological complexity. We deliver this value through a broad range of design and test solutions that address the critical challenges our customers face in bringing their innovations to market faster. We were formed as a Delaware corporation on December 6, 2013. On November 1, 2014, Keysight became an independent publicly-traded company through the distribution by Agilent Technologies Inc. (“Agilent”) of 100 percent of the outstanding common stock of Keysight Technologies, Inc. to Agilent’s shareholders. Our principal executive offices are located at 1400 Fountaingrove Parkway, Santa Rosa, California 95403. Our telephone number is (800) 829-4444.

Our website address is www.keysight.com. The information on, or that may be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in our securities, you should carefully consider the risk factors described under the caption “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated or deemed to be incorporated by reference in this prospectus, as well as any risk factors that may be set forth in any applicable prospectus supplement, and any other documents that we incorporate by reference into this prospectus. See “Where you Can Find More Information.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment of debt, share repurchases, financing capital commitments and financing future acquisitions. Any other specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement with respect thereto.

GENERAL DESCRIPTION OF SECURITIES

We may offer under this prospectus common stock, preferred stock, senior debt securities or any combination of the foregoing. The following description of the terms of these securities sets forth some of the general terms and provisions of the securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities will be described in the related prospectus supplement. If the information contained in the applicable prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

DESCRIPTION OF EQUITY SECURITIES WE MAY OFFER

Authorized Stock

Our authorized capital stock consists of one billion shares of common stock, par value $0.01 per share (“Common Stock”), of which 173,543,355 shares were outstanding as of August 26, 2024, and 100 million shares of preferred stock, par value $0.01 per share (“Preferred Stock”), none of which were outstanding as of that date. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. The following summary description of our capital stock is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended from time to time, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

Each holder of our Common Stock is entitled to one vote for each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. Subject to any preferential rights of any then-outstanding Preferred Stock, holders of our Common Stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of Keysight, holders of our Common Stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding Preferred Stock.

Holders of our Common Stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Our Common Stock is traded on the New York Stock Exchange under the symbol “KEYS.”

The transfer agent and registrar for our Common Stock is Computershare Trust Company.

Preferred Stock

This section is only a summary of the Preferred Stock that we may offer. We urge you to read carefully our Amended and Restated Certificate of Incorporation, as amended, and the designation we will file in relation to an issue of any particular series of Preferred Stock before you buy any Preferred Stock. This section describes the general terms and provisions of the Preferred Stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the Preferred Stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

Under the terms of our Amended and Restated Certificate of Incorporation, as amended, our board of directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law (the “DGCL”) and by our Amended and Restated Certificate of Incorporation, as amended, to issue up to 100 million shares of Preferred Stock in one or more series without further action by the holders of our Common Stock. Our board of directors has the discretion, subject to limitations prescribed by the DGCL and by our Amended and Restated Certificate of Incorporation, as amended, to determine the designations, powers, rights, preferences, privileges, qualifications, limitations and restrictions, including voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights and liquidation preferences, of each series of Preferred Stock.

The transfer agent and registrar for the Preferred Stock will be specified in the applicable prospectus supplement.

Restrictions on Change in Control

See “Important Provisions of Our Governing Documents and Delaware Law” below for a description of certain provisions in our Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws that may have the effect of delaying, deferring or preventing a change in control.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

General

The description below of the general terms of the debt securities that we may offer under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement.

The debt securities offered by this prospectus will be our unsecured senior notes, or the “notes”. We will issue the debt securities under an indenture to be entered into (as amended, supplemented or otherwise modified, the “indenture”) between us and U.S. Bank Trust Company, National Association, as trustee, or the “trustee.” The terms of each series of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should refer to the Indenture and the Trust Indenture Act for a complete statement of the terms applicable to the notes.

We have summarized material terms and provisions of the indenture below. The following summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the indenture. A copy of the form of indenture is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The indenture provides that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indenture also gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series. The indenture does not limit the amount of debt securities or other unsecured debt which we may issue.

The debt securities will be unsecured and unsubordinated and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness outstanding from time to time.

The debt securities will not be secured by any of our property or assets and will be effectively junior to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all existing and future liabilities of our subsidiaries, including their indebtedness and trade payables. Thus, by owning a debt security, you are one of our unsecured creditors.

We derive a substantial portion of our operating income and cash flow from our subsidiaries. Therefore, our ability to make payments when due to the holders of the notes is, in part, dependent upon the receipt of sufficient funds from our subsidiaries. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the notes or to provide Keysight with funds for its payment obligations with respect thereto, whether by dividends, distributions, loans or otherwise. As a result, claims of creditors of Keysight’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Keysight’s creditors, including holders of the notes. Accordingly, the notes will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of Keysight’s subsidiaries. In addition, provisions of applicable law, such as those limiting the payment of dividends, could limit the ability of Keysight’s subsidiaries to make payments or other distributions to it, and Keysight’s subsidiaries could agree to contractual restrictions on their ability to pay dividends or make payments or other distributions to it.

In addition to the following description of the debt securities, you should refer to the detailed provisions of the indenture, a copy of the form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

A prospectus supplement or free writing prospectus will specify the following terms of any issue of debt securities we may offer:

•	the designation or title, the aggregate principal amount and the authorized denominations if other than $2,000 and integral multiples of $1,000 in excess thereof;

•	the price(s) at which the debt securities will be issued;

•	the percentage of their principal amount at which the debt securities will be issued and, if applicable, the method of determining the price;

•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	the date or dates on which the debt securities will mature and any right to extend the date or dates;

•

if other than U.S. dollars, the currency or currencies in which payments on the debt securities will be payable and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding debt securities of a series;

•	the rate or rates at which the debt securities will bear interest, if any, or the method of determination (including indices) of the rate or rates;

•

the date or dates from which interest, if any, will accrue, the dates on which the interest, if any, will be payable, the method of determining holders to whom any of the interest will be payable and any right to defer the payment of interest;

•	any mandatory or optional sinking fund or analogous provisions;

•	the prices, if any, at which, the dates at or after which and the terms upon which, we may or must repay, repurchase or redeem the debt securities;

•

the date or dates, if any, after which the debt securities may be converted or exchanged into or for shares of our Common Stock, Preferred Stock or other securities or property or settled for the cash value of securities issued by us and the terms for any conversion or exchange or settlement;

•	the exchanges, if any, on which the debt securities may be listed;

•	any special provisions for the payment of additional amounts with respect to the debt securities;

•

whether the debt securities are to be issuable as registered securities or bearer securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

•

each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•	any covenants applicable to the particular debt securities being issued;

•	whether the debt securities will be subject to defeasance or covenant defeasance;

•	the CUSIP and/or ISIN number(s) of the debt securities of the series;

•	if a trustee other than U.S. Bank Trust Company, National Association is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee;

•	any changes to or additional events of default or covenants; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

If the purchase price, or the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information related thereto will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, the indenture does not limit our ability to incur indebtedness or protect holders of the debt securities in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of our outstanding indebtedness or otherwise affect our capital structure or credit rating.

Further Issuances

The indenture will not limit the aggregate principal amount of notes that may be issued under it. Unless otherwise provided in the terms of a series of notes, a series may be reopened, without notice to or consent of any holder of outstanding notes, for issuances of additional notes of that series. The terms of each series of notes will be established by, or pursuant to, a resolution of Keysight’s board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture.

Keysight may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, any series of the notes, in all respects (except for the issue date, the issue price to investors, and the first payment of interest following the issue date of such additional notes). Any such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the notes of such series and will vote together as one class on all matters with respect to the notes of such series.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by Keysight for such purpose (which initially will be the corporate trust office of the trustee located at 1 California Street, Suite 1000, San Francisco, CA 94111, Attention: (Keysight Technologies, Inc.). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Keysight, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1 million principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-Entry; Delivery and Form; Global Notes” below.

A holder may transfer or exchange any certificated notes in definitive form at the office or agency of Keysight maintained for such purposes (which initially will be at the same location set forth in the preceding paragraph). No service charge will be made for any registration of transfer or exchange of notes, but Keysight may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. Keysight is not required to transfer or exchange any note selected for redemption during a period of 15 days before the mailing or sending of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of that note for all purposes.

All amounts of principal of and premium, if any, and interest on the notes paid by Keysight that remain unclaimed two years after such payment was due and payable will be repaid to Keysight, and the holders of such notes will thereafter look solely to Keysight for payment.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for our Common Stock, Preferred Stock or our other securities or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Certain Covenants

The indenture will provide that for so long as any debt securities remain outstanding under the indenture, or any amount remains unpaid on any of the debt securities outstanding under the indenture, we will comply with the applicable terms of the covenants contained in the indenture and, with respect to a series of debt securities, such other covenants as may be provided in the terms of that series of debt securities. The indenture will include the following restrictive covenant, in addition to other customary covenants:

Limitation on Consolidation, Merger and Sale of Assets

Keysight may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

•

(1) Keysight is the surviving or continuing entity or (2) the successor entity, if other than Keysight, is a corporation, partnership, limited liability company or trust organized under the laws of the United States of America, any State or the District of Columbia and expressly assumes by supplemental indenture all of Keysight’s obligations under the notes and the indenture;

•

immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•	other conditions described in the indenture are met.

In the case of any such consolidation, merger, sale, lease, transfer or other conveyance in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, Keysight under the indenture and, thereafter, except in the case of a lease, Keysight will be released from the obligation to pay principal and interest on the notes and all obligations and any covenants under the notes and the indenture.

Definitions

For purposes of the indenture:

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to the acquisition of assets not previously owned by Keysight or any direct or indirect subsidiaries of Keysight or the financing of a project involving the development or expansion of properties of Keysight or any direct or indirect subsidiaries of Keysight, in each case as to which the obligee with respect to such indebtedness or obligation has no recourse to Keysight or any direct or indirect subsidiary of Keysight or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“trustee” means the person named as “Trustee” in the indenture until a successor trustee shall have become such pursuant to the applicable provisions of the indenture, and thereafter, “trustee” shall mean or include each person who is then a trustee under the indenture, and if at any time there is more than one such person, “trustee” as used with respect to the notes of any series shall mean the trustee with respect to the notes of that series.

Modification and Waiver

Subject to certain exceptions, the indenture and the notes may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding notes of all series affected by such amendment taken together (including consents obtained in connection with a tender offer or exchange for the notes of such series). Keysight and the trustee may, without the consent of any holders, change the indenture or the notes:

•	to evidence the succession of another person to Keysight and the assumption by any such successor of any covenants of Keysight under the indenture and the notes;

•	to add to any covenants of Keysight for the benefit of holders of the notes or to surrender any right or power conferred upon Keysight by the indenture;

•	to add any additional events of default for the benefit of holders of the notes;

•

to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form;

•	to secure the notes or to add guarantees of or additional obligors on the notes of all or any series;

•

to add or appoint a successor or separate trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee in accordance with the requirements set forth in the indenture;

•	to cure any ambiguity, mistake, defect or inconsistency;

•

to supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of notes, provided that the interests of the holders of the notes are not adversely affected in any material respect;

•	to make any other change that would not adversely affect the holders of the notes in any material respect;

•

to make any change necessary to comply with any requirement of the Securities and Exchange Commission (the “SEC”) in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•	to conform the indenture to the “Description of the Notes” or any other similarly titled section in any offering memorandum, prospectus or prospectus supplement relating to a series of notes; and

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of notes, provided that any such addition, change or elimination (i) shall neither (a) apply to any note of any series created prior to the execution of the supplemental indenture affecting such modification and entitled to the benefit of such provision nor (b) modify the rights of the holder of any such note with respect to such provision or (ii) shall become effective only when there is no such note outstanding.

Notwithstanding the foregoing, no modification, supplement, waiver or amendment to the indenture or the notes may, without the consent of the holder of each outstanding notes affected thereby:

•	make any change to the percentage of principal amount of notes of any series the holders of which must consent to an amendment, modification, supplement or waiver;

•	reduce the rate of or extend the time of payment for interest on any notes;

•	reduce the principal amount or extend the stated maturity of any notes;

•	reduce the redemption price of any notes or add redemption provisions to the notes;

•	make any notes payable in currency other than that stated in the indenture or the applicable notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to notes; or

•	make any change in the ranking or priority of any series of notes that would adversely affect the holder of such series of notes.

Any past default with respect to any notes may be waived on behalf of all holders of such notes by the holders of a majority in aggregate principal amount of the outstanding notes of all series affected by such waiver taken together, except a default in the payment of principal of or any premium or interest on such notes or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each such outstanding note. Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for any purpose under the indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default. In addition, once a default or event of default is cured, it ceases to exist.

Defeasance

Keysight at any time may terminate all its obligations with respect to any series of notes and the indenture, as it relates to such series (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. Keysight at any time may also terminate its obligations described under the heading “—Certain Covenants” and under clauses (4), (5) and (6) under the heading “—Events of Default,” with respect to a series of notes, which termination is referred to herein as “covenant defeasance.” Keysight may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If Keysight exercises its legal defeasance option with respect to any series of notes, payment of such notes may not be accelerated because of an event of default with respect thereto. If Keysight exercises its covenant defeasance option with respect to any series of notes, payment of such notes may not be accelerated because of an event of default specified in clauses (4), (5) and (6) under “—Events of Default” with respect to the covenants described under “—Certain Covenants” and Keysight will no longer be obligated to comply with its obligations described under “—Certain Covenants.”

The legal defeasance option or the covenant defeasance option with respect to any notes may be exercised only if:

(a) Keysight irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the notes being defeased to maturity;

(b) no default or event of default with respect to the notes has occurred and is continuing with respect to such notes on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit;

(c) in the case of the legal defeasance option, Keysight delivers to the trustee an opinion of counsel stating that:

(1) Keysight has received from the Internal Revenue Service a ruling, or

(2) since the date of the indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

(d) in the case of the covenant defeasance option, Keysight delivers to the trustee an opinion of counsel to the effect that the holders of the notes being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(e) Keysight delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance of such notes have been complied with as required by the indenture.

Discharge

When (i) Keysight delivers to the trustee all outstanding notes of any series (other than notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding notes of any series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) Keysight irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding notes of such series, including interest thereon, and if in either case Keysight pays all other sums related to the notes of such series payable under the indenture by Keysight, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the notes of such series on demand of Keysight accompanied by an officers’ certificate and an opinion of counsel of Keysight stating that all conditions precedent under the indenture relating to such satisfaction and discharge have been complied with.

Events of Default

Each of the following is an “event of default” under the indenture with respect to notes of any series:

(1) a failure to pay principal of the notes of such series when due at its stated maturity date, upon optional redemption or otherwise;

(2) a default in the payment of any interest or premium, if any, on the notes of such series when due, continued for 30 days;

(3) certain events of bankruptcy, insolvency or reorganization involving Keysight;

(4) a default in the performance, or breach, of Keysight’s obligations under the “Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets” heading described above;

(5) a default in the performance, or breach, of any other covenant, warranty or agreement applicable to such series of notes (other than a default or breach pursuant to clause (4) immediately above or any other covenant or warranty a default in which is elsewhere dealt with in the indenture) for 90 days after a Notice of Default (as defined below) is given to Keysight; and

(6) (a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness for borrowed money of Keysight (other than indebtedness of Keysight owing to any of its subsidiaries) outstanding in an amount in excess of $150 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness for borrowed money of Keysight (other than indebtedness of Keysight owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $150 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 6(a) or (b) ceases or is cured, waived, rescinded or annulled, then the related event of default under the indenture will be deemed cured.

A default under clause (5) or (6) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the notes of such series then outstanding notify Keysight of the default and Keysight does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Keysight shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Keysight is taking or proposes to take with respect thereto.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving Keysight) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the outstanding notes of such series may declare, by notice to Keysight in writing (and to the trustee, if given by the holders of the notes) specifying the event of default, to be immediately due and payable the principal amount of all the outstanding notes of such series, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving Keysight shall occur, such amount with respect to all the outstanding notes of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the outstanding notes of such series to the fullest extent permitted by applicable law. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of outstanding notes of such series may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the outstanding notes of such series if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the outstanding notes of such series, have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes of such series, unless such holders shall have offered to the trustee, and if requested, provided, indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series.

No holder of notes of any series will have any right to institute any proceeding with respect to the indenture or the notes unless:

(a) such holder has previously given to the trustee written notice of a continuing event of default;

(b) the registered holders of at least 25% in aggregate principal amount of the notes of such series then outstanding have made written request and offered reasonably satisfactory indemnity to the trustee to institute such proceeding as trustee; and

(c) the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any notes for enforcement of payment of the principal of, and premium, if any, or interest on, such notes on or after the respective due dates thereof.

The indenture will require Keysight to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture. Upon becoming aware of any default or event of default, Keysight will be required to deliver to the trustee a statement specifying such default or event of default.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Same-Day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until Keysight issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. Keysight can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-Entry; Delivery and Form; Global Notes

The information in this section and in the sections titled “—Ownership of Beneficial Interests” and “—Euroclear and Clearstream, Luxembourg” are provided solely as a matter of convenience. The operations and procedures of DTC, Euroclear and Clearstream, Luxembourg are solely within the control of the respective settlement systems and are subject to changes by them. Keysight takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

The notes will be offered in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. Keysight will issue each series of notes in the form of one or more permanent global notes in fully registered, book-entry form without interest coupons, which we refer to as the “global notes.” Each such global note will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Except as described below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in registered certificated form (“certificated notes”) except in the limited circumstances described below. See “—Ownership of Beneficial Interests.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of certificated notes.

Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants.

DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives), directly or indirectly own DTC. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. Keysight understands that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the global notes, such as redemptions, tenders, defaults, and proposed amendments to the note documents. Beneficial owners may ascertain that the nominee holding the global notes for their benefit has agreed to obtain and transmit notices to beneficial owners or beneficial owners may provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

Keysight expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. Keysight also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither Keysight, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Keysight expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although Keysight expects that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Keysight nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated notes may be issued in exchange for beneficial interests in the global notes under certain circumstances, including (i) if an event of default shall have occurred and be continuing with respect to the notes and DTC notifies the trustee of its decision to exchange beneficial interests in the global notes for certificated notes, (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global notes or ceases to be a “clearing agency” registered under the Exchange Act, and, in either event, a successor depositary is not appointed by Keysight within 90 days or (iii) at any time Keysight notifies the trustee in writing that it elects to cause the issuance of certificated notes under the indenture. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

Euroclear and Clearstream, Luxembourg

If the depositary for a global security is DTC, you may hold interests in the global notes through Clearstream Banking, société anonyme, which is referred to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is referred to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. Keysight has no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Regarding the Trustee

U.S. Bank Trust Company, National Association is the trustee under the indenture and has also been appointed by Keysight to act as registrar, transfer agent and paying agent for the notes.

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND DELAWARE LAW

Provisions of the DGCL and Keysight’s Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws could make it more difficult to acquire Keysight by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of Keysight to first negotiate with our board of directors. Keysight believes that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Keysight outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

Keysight is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (i) prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) the voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by Keysight’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by Keysight’s stockholders.

Classified Board

Keysight’s Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws provide that our board of directors is divided into three classes, with the three classes each serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Subject to the rights of holders of any then-outstanding series of preferred stock, Keysight’s Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws provide that the number of directors will be fixed exclusively by resolution of the board of directors.

At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by the board of directors, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of Keysight’s board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Keysight.

Removal of Directors

Keysight’s Second Amended and Restated Bylaws provide that our stockholders may remove our directors only for cause, by an affirmative vote of holders of at least the majority of Keysight’s voting stock then outstanding.

Amendments to Amended and Restated Certificate of Incorporation

Keysight’s Amended and Restated Certificate of Incorporation, as amended, provides that we are expressly authorized to amend, alter, change or repeal any provision contained in the Amended and Restated Certificate of Incorporation, as amended, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders therein are granted subject to this reservation.

Amendments to Second Amended and Restated Bylaws

Keysight’s Second Amended and Restated Bylaws provide that they may be amended by Keysight’s board of directors or by the affirmative vote of holders of a majority of Keysight’s voting stock then outstanding, subject to the laws of the State of Delaware and the provisions of the Amended and Restated Certificate of Incorporation, as amended.

Size of Board and Vacancies

Keysight’s Second Amended and Restated Bylaws provide that the number of directors on our board of directors will be fixed exclusively by our board of directors, subject to the rights of any holders of any series of preferred stock to elect directors under specified circumstances. Any vacancies created in our board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on Keysight’s board of directors will be appointed for a term expiring at the next election of the class for which such director has been appointed, and until his or her successor has been elected and qualified.

Special Stockholder Meetings

Keysight’s Amended and Restated Certificate of Incorporation, as amended, provides that only the board of directors, pursuant to a resolution adopted by the majority of the entire board, the chairman of the board of directors or Keysight’s chief executive officer, or, if the chief executive officer is absent or unable, by the president or any executive vice president, may call special meetings of Keysight’s stockholders. The majority of the board of directors must concur with the calling of the meeting by the chairman, chief executive officer, president or any executive vice president. Stockholders may not call special stockholder meetings.

Stockholder Action by Written Consent

Keysight’s Amended and Restated Certificate of Incorporation, as amended, expressly eliminates the right of stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of Keysight stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Keysight’s Amended and Restated Certificate of Incorporation, as amended, mandates that advance notice of stockholder nominations for the election of directors will be given in accordance with the bylaws. The Second Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for stockholders making the proposals or nominations. Additionally, the Second Amended and Restated Bylaws require that candidates for election as director disclose their qualifications and make certain representations.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Keysight’s Amended and Restated Certificate of Incorporation, as amended, does not provide for cumulative voting.

Undesignated Preferred Stock

The authority that Keysight’s board of directors possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of Keysight through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or costly. Keysight’s board of directors may be able to issue Preferred Stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock.

PLAN OF DISTRIBUTION

We will set forth a description of the plan of distribution of the securities that may be offered pursuant to this prospectus in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended October 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding Keysight Technologies, Inc. and other companies that file materials with the SEC electronically. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.investor.keysight.com and by clicking on the link “Financial Information—SEC Filings.” These references to our and the SEC’s Internet addresses are for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet addresses into this prospectus.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. This prospectus does not contain all of the information that you can find in the registration statement and its exhibits. For further information concerning us and the securities being offered, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus constitutes part of a registration statement filed under the Securities Act. The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of securities hereby.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•

our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, filed on December  15, 2023 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed on January  29, 2024, for the 2024 annual meeting of stockholders incorporated by reference therein);

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2024, filed on March 5, 2024, our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2024, filed on May  31, 2024, and our Quarterly Report on Form 10-Q for the fiscal quarter ended July  31, 2024, filed on August 29, 2024;

•	our Current Report on Form 8-K filed on March 26, 2024; and

•	the description of our registered securities filed as Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, filed on December 15, 2024.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will furnish without charge to each person to whom this prospectus is delivered, including any beneficial owner, on written or oral request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for such documents to Keysight Technologies, Inc., Attention: Investor Relations, 1400 Fountaingrove Parkway, Santa Rosa, California 95403, telephone: (800) 829-4444. You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.keysight.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 14. Other Expenses of Issuance and Distribution.

All of the amounts shown are estimates.

SEC registration fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee’s fees and expenses	(2)
Printing fees and expenses	(2)
Miscellaneous expenses	(2)
Rating agency fees	(2)

Total	(1)(2)

(1)

This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. Payment of the registration fee has been deferred and will be made in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)

These fees will be calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. These fees, if any, will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL allows a Delaware corporation to indemnify any person who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that the person (a) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and (b) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify its officers and directors in an action by or in the right of the corporation under the same conditions, except that judicial approval of the indemnification is required if the officer or director is judged to be liable to the corporation in respect of any claim, issue or matter. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses which he or she actually and reasonably incurred. Article VI of our bylaws provides for the indemnification of our directors and officers to the fullest extent permissible under Delaware law, and if Delaware law is amended to further eliminate or reduce directors’ and officers’ liability to a Delaware corporation, our directors’ and officers’ liability shall be so eliminated or reduced as well.

In addition, in accordance with the DGCL, Article IX of our Amended and Restated Certificate of Incorporation, as amended, limits the personal liability of our directors for violations of their fiduciary duty. This provision eliminates each director’s liability to us or our stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

We have entered into indemnification agreements with our directors and officers. These agreements provide indemnity rights to the maximum extent permitted by law. While the indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit may be borne by us because, although any such recoveries would accrue to our benefit, they may be offset by our obligations to the director or officer under the indemnification agreement. In addition, our officers and directors are insured under an officers and directors liability insurance policy.

The form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement may provide for indemnification of our directors and officers by the underwriters against certain liabilities.

Item 16. Exhibits.

The Exhibit Index filed herewith and appearing immediately before the required signatures hereto is incorporated by reference in this Item 16.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of Keysight Technologies, Inc. (incorporated by reference to Exhibit 3.1 to Keysight Technologies, Inc.’s Current Report on Form 8-K filed November 3, 2014).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Keysight Technologies, Inc. (incorporated by reference to Exhibit 3.1 to Keysight Technologies, Inc.’s Quarterly Report on Form 10-Q filed May 31, 2024).

4.3	Second Amended and Restated Bylaws of Keysight Technologies, Inc. (incorporated by reference to Exhibit 3.2 to Keysight Technologies, Inc.’s Quarterly Report on Form 10-Q filed May 31, 2024).

4.4**	Form of Indenture between Keysight Technologies, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.5	Description of Keysight Technologies, Inc. Registered Securities (incorporated by reference to Exhibit 4.5 to Keysight Technologies, Inc.’s Annual Report on Form 10-K filed December 15, 2022).

5.1**	Opinion of Simpson Thacher & Bartlett LLP.

23.1**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2**	Consent of Simpson Thacher & Bartlett LLP (contained in their opinion filed as Exhibit 5.1).

24.1**	Powers of Attorney (included on the signature page of this registration statement).

25.1**	Statement of Eligibility on Form T-1 of U.S. Bank Trust Company, National Association, as trustee for Senior Debt Securities.

107**	Filing Fee Table.

*	To be filed by post-effective amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on October 1, 2024.

Keysight Technologies, Inc.

By:	/s/ Neil Dougherty
Name:	Neil Dougherty
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Jeffrey K. Li and JoAnn Juskie, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald S. Nersesian Ronald S. Nersesian	Chairman of the Board	October 1, 2024

/s/ Satish C. Dhanasekaran Satish C. Dhanasekaran	President and Chief Executive Officer (Principal Executive Officer)	October 1, 2024

/s/ Neil P. Dougherty Neil P. Dougherty	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 1, 2024

/s/ Lisa M. Poole Lisa M. Poole	Vice President and Corporate Controller (Principal Accounting Officer)	October 1, 2024

/s/ James G. Cullen James G. Cullen	Director	October 1, 2024

/s/ Charles J. Dockendorff Charles J. Dockendorff	Director	October 1, 2024

Signature	Title	Date

/s/ Richard P. Hamada Richard P. Hamada	Director	October 1, 2024

/s/ Michelle J. Holthaus Michelle J. Holthaus	Director	October 1, 2024

/s/ Paul A. Lacouture Paul A. Lacouture	Director	October 1, 2024

/s/ Jean M. Nye Jean M. Nye	Director	October 1, 2024

/s/ Joanne B. Olsen Joanne B. Olsen	Director	October 1, 2024

/s/ Robert A. Rango Robert A. Rango	Director	October 1, 2024

/s/ Kevin A. Stephens Kevin A. Stephens	Director	October 1, 2024